Exhibit 99.1

Sapient Reports Second Quarter 2009 Results

Service Revenues Up 4% Sequentially

Guides Revenues Sequentially Up for Q3

BOSTON--(BUSINESS WIRE)--August 6, 2009--Sapient (NASDAQ: SAPE) today reported the following financial results for the second quarter ended June 30, 2009:

  Service revenues were $147.5 million, compared to $165.8 million in the second quarter of 2008, a decrease of 11%. Sequentially, service revenues were up $5.1 million, or 4%, from $142.4 million in the first quarter of 2009. On a constant currency basis, revenues decreased 4% over the prior year’s quarter and increased 1% sequentially.
  GAAP income from operations was $8.5 million, or 5.7% of service revenues, down from the $12.2 million, or 7.3% of service revenues, reported in the second quarter of 2008. GAAP income from operations in the second quarter of 2009 reflects $1.0 million of acquisition costs related to the Nitro Group acquisition.
  Non-GAAP income from operations was $14.2 million, or 9.6% of service revenues (excluding stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets , acquisition costs and other related charges). This compared to non-GAAP income from operations of $17.3 million, or 10.4% of service revenues, in the second quarter of 2008.
  GAAP diluted net income per share was $0.06, compared to $0.09 in the second quarter of 2008.
  Non-GAAP diluted net income per share was $0.10, compared to $0.13 in the second quarter of 2008.

“We’re pleased with our revenue growth and profitability this quarter, given the current economic environment,” said Sapient President and Chief Executive Officer Alan J. Herrick. “The opportunities we are seeing give us confidence in our ability to forecast continued growth.”

“We completed the acquisition of Nitro Group in early July and client reaction has been very favorable,” added Herrick. “Our combined value proposition includes integrated advertising, digital commerce, marketing technology and social media to help clients create superior brand experiences that drive business results.”

The Company generated cash from operations of $30.4 million in the second quarter of 2009, compared to $22.0 million of cash in the second quarter of 2008. As of June 30, 2009, the Company had cash, cash equivalents and marketable securities of $194.9 million. Days sales outstanding was 75 days for the second quarter of 2009 compared to 78 days in the first quarter of 2009 and 63 days for the second quarter of 2008.

Outlook

Sapient management provided the following guidance:

  For the third quarter ended September 30, 2009, service revenues are expected to be in the range of $159 to $163 million, including revenue related to the Nitro Group.
  Third quarter non-GAAP operating margin is expected to be 10% or higher.

Webcast and Conference Call

Sapient will host a discussion of its first quarter results at 4:30 p.m. (EDT) today, which will be broadcast live on the Internet. The dial-in information for the conference call is:

U.S.: (888) 713-4217

International: (617) 213-4869

Passcode: 31227574

Please use the following link to pre-register for the conference call:

https://www.theconferencingservice.com/prereg/key.process?key=PJU8DVQ4N

Please use the following link to access the live webcast of this event as well as an archive of the webcast:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=65979&eventID=2334598

The link to the webcast will also be posted at:

http://www.sapient.com/about+us/Investors.htm.

In addition, a re-broadcast of the conference call will be available from August 6 at 7:30 p.m. (EDT) through August 13 at 11:59 p.m. (EDT). The replay information is as follows:

U.S.: (888) 286-8010

International: (617) 801-6888

Passcode: 40394366

Adjusted (Non-GAAP) Financial Measures

Sapient provides non-GAAP financial measures to complement reported GAAP results. Management believes these measures help illustrate underlying trends in the Company's business and uses the measures to establish budgets and operational goals, communicated internally and externally, for managing the Company’s business and evaluating its performance. The Company anticipates that it will continue to report both GAAP and certain non-GAAP financial measures in its financial results, including non-GAAP results that exclude stock-based compensation expense, restructuring and other related charges, amortization of purchased intangible assets, acquisition costs and other related charges and expense relating to the stock-based compensation review and restatement. However, because the Company’s reported non-GAAP financial measures are not calculated according to GAAP, these measures may not necessarily be comparable to GAAP or similarly described non-GAAP measures reported by other companies within the Company’s industry. Consequently, Sapient’s non-GAAP financial measures should not be evaluated in isolation or supplant comparable GAAP measures, but, rather, should be considered together with its consolidated financial statements, which are prepared according to GAAP.

Safe Harbor Statement

This press release contains forward-looking statements – in particular, the financial guidance for the third quarter of 2009 – that involve a number of risks and uncertainties. Actual results could differ materially from management’s expectations. A number of factors could cause actual events to differ materially from those indicated, including, without limitation: the continued acceptance of the Company’s services; a reduction in the demand for the Company’s services in light of the current economic environment; the Company’s ability to accurately set fees for and complete its current and future client projects on a timely basis, successfully manage risks associated with its international operations, manage its growth and projects effectively, successfully integrate and achieve anticipated benefits from acquisitions, and continue to attract and retain high-quality employees; and other risk factors set forth in the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q, as filed with the SEC.

About Sapient

Sapient is a global services company that helps clients compete, evolve and grow in an increasingly complex marketplace. Sapient’s offerings include a strategy-led marketing services group that – through its best-of-breed digital marketing services and world-class traditional advertising and brand strategy – is enabling leading brands to create immersive consumer experiences through multi-channel marketing and multi-channel commerce. In addition, Sapient’s business and technology services offering provides a broad range of services that enable companies to optimize their business processes, drive efficiencies, and achieve greater profit growth.

Sapient’s passion for client success – evidenced by its ability to foster collaboration, drive innovation and solve challenging problems – is the subject of case studies on leadership and organizational behavior used by MBA students at both Harvard and Yale. Headquartered in Boston, Sapient operates across North America, Europe, Asia and Australia. For more information, please visit www.sapient.com.

Sapient is a registered service mark of Sapient Corporation.

Sapient Corporation
Consolidated Unaudited Condensed Statements of Operations
	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

	(in thousands, except per share amounts)
Revenues:
Service revenues	$147,534	$165,826	$289,893	$320,057
Reimbursable expenses	6,070	4,498	13,023	10,801
Total gross revenues	153,604	170,324	302,916	330,858
Operating expenses:
Project personnel expenses	101,939	110,674	202,117	217,581
Reimbursable expenses	6,070	4,498	13,023	10,801
Total project personnel expenses and reimbursable expenses	108,009	115,172	215,140	228,382
Selling and marketing expenses	7,274	10,498	14,416	21,351
General and administrative expenses	27,764	32,155	54,118	62,196
Restructuring and other related charges (benefits)	158	(136)	2,303	7
Amortization of purchased intangible assets	898	473	1,765	960
Acquisition costs and other related charges	1,035	-	1,673	-
Total operating expenses	145,138	158,162	289,415	312,896

Income from operations	8,466	12,162	13,501	17,962

Interest and other income, net	809	1,584	1,815	4,354

Income before income taxes	9,275	13,746	15,316	22,316

Provision for income taxes	1,679	2,172	3,222	3,626

Net income	$7,596	$11,574	$12,094	$18,690

Basic net income per share	$0.06	$0.09	$0.10	$0.15
Diluted net income per share	$0.06	$0.09	$0.09	$0.15

Weighted average common shares	127,066	125,544	126,995	125,787
Weighted average dilutive common share equivalents	3,759	3,101	3,275	3,013
Weighted average common shares and dilutive common share equivalents	130,825	128,645	130,270	128,800

Sapient Corporation
Consolidated Unaudited Condensed Balance Sheets

	June 30, 2009	December 31, 2008
	(in thousands)
ASSETS
Current assets:
Cash and cash equivalents	$173,632	$169,340
Marketable securities, current portion	980	3,462
Restricted cash, current portion	246	372
Accounts receivable, less allowance for doubtful accounts	94,636	88,930
Unbilled revenues	47,706	43,665
Prepaid expenses and other current assets	22,282	20,223
Total current assets	339,482	325,992

Marketable securities, net of current portion	17,954	17,267
Restricted cash, net of current portion	2,054	2,139
Property and equipment, net	29,544	32,397
Purchased intangible assets, net	8,629	9,644
Goodwill	60,455	51,711
Other assets	12,999	13,120

Total assets	$471,117	$452,270

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$9,297	$6,977
Accrued compensation	36,397	55,605
Accrued restructuring costs, current portion	2,915	3,123
Deferred revenues, current portion	12,903	15,143
Other current liabilities	56,512	47,082
Total current liabilities	118,024	127,930
Accrued restructuring costs, net of current portion	3,574	4,799
Deferred revenues, net of current portion	145	289
Other long-term liabilities	18,564	17,305
Total liabilities	140,307	150,323

Stockholders' equity	330,810	301,947

Total liabilities and stockholders’ equity	$471,117	$452,270

Sapient Corporation
Consolidated Unaudited Statements of Cash Flows

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2009	2008	2009	2008

	(in thousands)

Cash flows from operating activities:
Net income	$7,596	$11,574	$12,094	$18,690
Adjustments to reconcile net income to net cash provided by operating activities:
(Gain) loss recognized on disposition of fixed assets	(141)	60	(102)	90
Unrealized loss on financial instruments	315	3	543	62
Unrealized gain on marketable securities and put right, net	(164)	-	(87)	-
Depreciation and amortization expense	4,861	4,626	9,607	9,624
Deferred income taxes	171	(71)	1,515	(535)
(Recovery of) provision for doubtful accounts, net	(25)	(47)	540	(340)
Stock-based compensation expense	3,659	4,404	7,146	8,889
Changes in operating assets and liabilities, net of acquisition and disposition:
Accounts receivable	(7,871)	(3,240)	(2,689)	(6,025)
Unbilled revenues	13,543	(6,200)	(2,083)	(10,518)
Prepaid expenses and other current assets	(3,724)	(3,495)	(3,817)	(181)
Other assets	(441)	(134)	(45)	(187)
Accounts payable	2,033	(573)	2,085	2,509
Accrued compensation	(1,002)	6,382	(21,196)	(9,166)
Accrued restructuring costs	(828)	(1,044)	(1,430)	(1,746)
Deferred revenues	1,454	2,905	(2,489)	(968)
Other accrued liabilities	10,389	4,282	652	2,514
Other long-term liabilities	579	2,520	638	2,420

Net cash provided by operating activities	30,404	21,952	882	15,132
Cash flows from investing activities:
Cash paid for acquisition, including transaction costs, net of cash received	-	(883)	-	(1,108)
Cash received for sale of discontinued operations, net, and payment to minority stockholders	-	-	-	720
Purchases of property and equipment and cost of internally developed software	(2,305)	(7,420)	(3,542)	(11,491)
Sales and maturities of marketable securities	522	4,804	2,296	40,045
Purchases of marketable securities	-	-	-	(8,330)
Cash received on financial instruments, net	28	-	598	-
Change in restricted cash	93	(704)	217	(708)

Net cash (used in) provided by investing activities	(1,662)	(4,203)	(431)	19,128
Cash flows from financing activities:
Principal payments under capital lease obligation	-	(21)	-	(40)
Proceeds from stock option and purchase plans	74	829	155	1,776
Repurchases of common stock	-	(7,905)	-	(9,902)

Net cash provided by (used in) financing activities	74	(7,097)	155	(8,166)
Effect of exchange rate changes on cash and cash equivalents	6,754	(3,745)	3,686	(4,566)

Increase in cash and cash equivalents	35,570	6,907	4,292	21,528
Cash and cash equivalents, at beginning of period	138,062	133,318	169,340	118,697
Cash and cash equivalents, at end of period	$173,632	$140,225	$173,632	$140,225

Sapient Corporation
Unaudited Reconciliation of Non-GAAP Financial Measures

	Three Months Ended June 30,		Six Months Ended June 30,
	2009	2008	2009	2008

	(in thousands, except per share amounts)

Service revenues	$147,534	$165,826	$289,893	$320,057

GAAP income from operations	$8,466	$12,162	$13,501	$17,962
Stock-based compensation review and restatement expenses (benefit)	-	408	(992)	857
Stock-based compensation expense	3,659	4,408	7,146	8,931
Restructuring and other related charges (benefits)	158	(136)	2,303	7
Amortization of purchased intangible assets	898	473	1,765	960
Acquisition costs and other related charges	1,035	-	1,673	-
Non-GAAP income from operations	$14,216	$17,315	$25,396	$28,717

GAAP operating margin	5.7%	7.3%	4.7%	5.6%
Effect of adjustments detailed above	3.9%	3.1%	4.1%	3.4%
Non-GAAP operating margin	9.6%	10.4%	8.8%	9.0%

GAAP net income	$7,596	$11,574	$12,094	$18,690
Stock-based compensation review and restatement expenses (benefit)	-	408	(972)	857
Stock-based compensation expense	3,482	4,408	6,805	8,931
Restructuring and other related charges (benefits)	156	(136)	2,164	7
Amortization of purchased intangible assets	880	473	1,730	960
Acquisition costs and other related charges	1,014	-	1,639	-
Non-GAAP net income	$13,128	$16,727	$23,460	$29,445

GAAP basic income per share	$0.06	$0.09	$0.10	$0.15
Effect of adjustments detailed above	$0.04	0.04	0.08	0.08
Non-GAAP basic income per share	$0.10	$0.13	$0.18	$0.23

GAAP weighted average common shares	127,066	125,544	126,995	125,787
Non-GAAP weighted average common shares	127,066	125,544	126,995	125,787

GAAP diluted income per share	$0.06	$0.09	$0.09	$0.15
Effect of adjustments noted above and change in dilution noted below	$0.04	0.04	0.09	0.08
Non-GAAP diluted income per share	$0.10	$0.13	$0.18	$0.23

GAAP weighted average common shares and dilutive common share equivalents	130,825	128,645	130,270	128,800
Non-GAAP weighted average common shares and dilutive common share equivalents	130,825	128,645	130,270	128,800

CONTACT:
Investor Relations Contact:
Sapient
Dean Ridlon, +1 617-963-1598
dridlon@sapient.com
or
Media Contact:
Sapient
Jenny McLean, +1 310-264-5277
jmclean@sapient.com
or
fama PR
Jeff Drew, +1 617-758-4145
sapient@famapr.com